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																										       Exhibit 20a
Metris Receivables, Inc.                                            Metris Master Trust                            Monthly Report
Certificateholder's Statement                                           Series 1996-1                                      Aug-97
Section 5.2                                             Class A         Class B         Class C        Class D         Total
(i)   Certificate Amount                            518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00  700,000,000.00
(ii)  Certificate Principal Distributed                       0.00            0.00            0.00                           0.00
(iii) Certificate Interest Distributed                2,784,250.00      495,833.33      287,962.13                   3,568,045.46
(iv) Principal Collections                           23,296,459.74    3,935,212.79    2,248,693.02   1,995,956.14   31,476,321.69
(v)  Finance Charge Collections                      10,579,575.24    1,787,090.41    1,021,194.52     906,301.42   14,294,161.59
     Recoveries                                          55,448.23        9,366.26        5,352.15       4,763.41       74,930.04
     Interest Earned on Accounts                              0.00            0.00            0.00           0.00            0.00
       Total Finance Charge Collections              10,635,023.47    1,796,456.67    1,026,546.67     911,064.83   14,369,091.64
	Total Collections                            33,931,483.21    5,731,669.46    3,275,239.69   2,907,020.96   45,845,413.33
(vi) Aggregate Amount of Principal Receivables                                                                   2,142,453,866.33
     Invested Amount (End of Month)                 518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00  700,000,000.00
     Floating Allocation Percentage                    24.1778835%      4.0841019%      2.3337725%     2.0770576%     32.6728156%
     Invested Amount (Beginning of Month)           518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00  700,000,000.00
	Average Daily Invested Amount                                                                                 699,893,667.86
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                            86.54% 1,919,195,204.54
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                          6.80%   150,725,683.86
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                         2.29%    50,856,353.96
       90 Days and Over (60+ Days Contractually Delinquent)                                                4.37%    96,869,205.25
	 Total Receivables                                                                               100.00% 2,217,646,447.61
(viii) Aggregate Investor Default Amount                                                                             5,606,078.82
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                         9.43%
(ix)  Charge-Offs                                             0.00           0.00            0.00           0.00             0.00
(x)   Servicing Fee                                                                                                  1,189,041.10
(xi)  Pool Factor                                        1.0000000      1.0000000       1.0000000
(xii) Unreimbursed Reallocated Principal Collections                         0.00            0.00           0.00             0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
       Prefunding Account Balance                                                                                            0.00
(xiv) Class C Reserve Amount                                                                                                 0.00
      Class C Reserve Account Balance                                                                                        0.00
      Class C Trigger Event Occurrence                                                                                       None
Average Net Portfolio Yield                                                                                              14.7419%
Minimum Base Rate                                                                                                         8.4840%
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